UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 20, 2005

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction

of

incorporation or

organization)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)  (Zip code)

(510) 271-7000
(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐  Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On September 20, 2005, the Management Development and Compensation Committee (the “Compensation Committee”) of The Clorox Company (the “Company”) established the base salary levels for the fiscal year ending June 30, 2006 (“fiscal year 2006”) for its executive officers, including the chief executive officer and the next four most highly compensated executive officers (the “Named Officers”) as of the end of the fiscal year ended June 30, 2005. The salaries for all executive officers with the exception of Gerald E. Johnston are effective as of October 1, 2005.  Gerald E. Johnston’s salary will be effective January 1, 2006:

Named Executive Officer	Fiscal Year 2006 Base Salary
Gerald E. Johnston	$1,050,000
Lawrence S. Peiros	500,000
Daniel J. Heinrich	460,000
Frank A. Tataseo	425,000
Mary Beth Springer	410,000

In addition, the Compensation Committee approved target bonus opportunities for the Named Officers under the Company’s Executive Incentive Compensation Plan and Annual Incentive Plan for fiscal year 2006 as follows:

Fiscal Year 2006
Named Executive Officer	Target Bonus
Gerald E. Johnston	$1,260,000
Lawrence S. Peiros	375,000
Daniel J. Heinrich	345,000
Frank A. Tataseo	318,750
Mary Beth Springer	307,500

The opportunities for bonuses are based on achievement of corporate financial performance measured against targets for earnings per share from continuing operations, working capital as a percentage of sales and net sales growth.  The Compensation Committee has discretion to reduce, but not to increase, awards computed in accordance with these criteria based on an assessment of performance against performance measures that support the key elements of the Company strategy: building consumer, customer, cost, people and process capabilities and other key individual strategies.  The target opportunities are based upon each individual's base salary times his or her short term incentive target.  The Compensation Committee approved maximum bonus awards that could be achieved if all perfomance measures are significantly exceeded as follows: 384% of base salary for the chief executive officer and 240% of base salary for each of the other Named Officers.  If the corporate performance measures are not met, actual bonuses could be 0.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)           On September 21, 2005, the Company announced that Pamela Thomas-Graham had been elected to the Company’s board of directors, effective September 20, 2005.

                A press release announcing the election was issued on September 21, 2005, a copy of which is being filed as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

99.1	Press Release, dated September 21, 2005, issued by
The Clorox Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: September 26, 2005	By:	/s/ LAURA STEIN
Senior Vice President —
General Counsel